-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                            1934 (Amendment No.  )
Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_]CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-
6(E)(2))
[X] Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to Section 240.14a-12

                               ----------------
                            Dover Motorsports, Inc.
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)Title of each class of securities to which transaction applies:
    -------------------------------------------------------------------------

  (2)Aggregate number of securities to which transaction applies:
    -------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    -------------------------------------------------------------------------

  (4)Proposed maximum aggregate value of transaction:
    -------------------------------------------------------------------------

  (5)Total fee paid:
    -------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
    -------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:
    -------------------------------------------------------------------------

  (3) Filing Party:
    -------------------------------------------------------------------------

  (4) Date Filed:
    -------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            DOVER MOTORSPORTS, INC.
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2002

                               ----------------

TO THE HOLDERS OF COMMON STOCK AND CLASS A COMMON STOCK:

  PLEASE TAKE NOTICE that the 2002 Annual Meeting of Stockholders of DOVER MOTORSPORTS, INC., a Delaware corporation, will be held at the Dover Downs Hotel and Conference Center, 1131 N. DuPont Highway, Dover, Delaware, on Wednesday, May 22, 2002, at 9:00 A.M. for the following purposes:

    1.  To elect two Class III Directors to the Board of Directors;

    2. To authorize the Board of Directors to effect a Reverse Stock Split in a ratio of One for Two.

    3. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Proxy Statement dated April 26, 2002 is attached.

  The Board of Directors has fixed the close of business on April 18, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

  You are cordially invited to attend the Annual Meeting. If you cannot be present in person, please sign and date the enclosed proxy and promptly mail it in the enclosed return envelope which requires no United States postage. Any stockholder giving a proxy has the right to revoke it any time before it is voted. If you hold your stock in a broker or bank "street" account and wish to vote your shares in person at the meeting, you must obtain the appropriate documentation from your broker or bank custodian (the record holder).

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          KLAUS M. BELOHOUBEK,
                                          Vice President-General Counsel and
                                           Secretary

Dated: Dover, Delaware
       April 26, 2002

                               ----------------

  YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO UNITED STATES POSTAGE.

                                PROXY STATEMENT

                            DOVER MOTORSPORTS, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2002

                               ----------------

  The information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on May 22, 2002 (the "Annual Meeting") is submitted to the stockholders for their information.

  DOVER MOTORSPORTS, INC., a Delaware corporation (the "Company"), was previously known as Dover Downs Entertainment, Inc. The Company changed its name on March 31, 2002 in connection with the transfer of its gaming operations to Dover Downs Gaming & Entertainment, Inc. and the tax free spin-off of that entity on a pro rata basis to the Company's stockholders.

                   SOLICITATION OF AND POWER TO REVOKE PROXY

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company. Proxies solicited hereby are to be voted at the Annual Meeting or at any adjournment thereof.

  The mailing address for the Company's principal executive office is PO Box 843, Dover, Delaware 19903. This Proxy Statement and the form of proxy were first sent to the Company's stockholders on or about April 26, 2002.

  A form of proxy is enclosed. Each proxy submitted will be voted as directed but, if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors as Class III Directors and for the proposal to authorize the Board of Directors to effect a Reverse Stock Split in a ratio of One for Two.

  The solicitation of proxies will be by mail. It may be that further solicitation of proxies will be made by telephone, telegram or interview with some stockholders of the Company, following the original solicitation. All such further solicitations will be made by regular officers and employees of the Company, who will not be additionally compensated therefor, or its Transfer Agent. The Company will bear the entire cost of all such solicitations, which will be nominal and include reimbursements paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners.

  Each stockholder has the right to revoke his or her proxy at any time before it is voted. A proxy may be revoked by filing with the General Counsel of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Any stockholder may attend the Annual Meeting and vote in person, whether or not such stockholder has previously given a proxy. If you hold your stock in a broker or bank "street" account and wish to vote your shares in person at the meeting, you must obtain the appropriate documentation from your broker or bank custodian (the record holder).

                        CAPITAL STOCK AND VOTING RIGHTS

  The outstanding capital stock of the Company on April 18, 2002 consisted of 14,284,252 shares of Common Stock, par value $.10 per share (the "Common Stock"), and 23,769,085 shares of Class A Common Stock, par value $.10 per share (the "Class A Common Stock"). Shares of Class A Common Stock are convertible at any time into shares of Common Stock on a share-for-share basis at the option of the holder thereof.

  Voting Rights in General. Each holder of Common Stock is entitled to one vote for each share of Common Stock held and each holder of Class A Common Stock is entitled to ten votes for each share of Class A Common Stock held, except to the extent that voting by class is required by law. At a meeting of stockholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or the Company's Certificate of Incorporation or Bylaws. Under the General Corporation Law of the State of Delaware, holders of Common Stock and Class A Common Stock are entitled to vote as a class with respect to certain matters, including mergers and amendments to the Certificate of Incorporation of the Company which would have certain specified effects on the Common Stock and Class A Common Stock, respectively.

  Quorum. A majority of the outstanding shares, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur when a broker or other nominee does not vote on a particular proposal because it does not have discretionary voting authority for that proposal and has not received voting instructions from the beneficial owner.

  Vote Required. Proposal Number One relative to the election of the nominees named herein as Directors will require a plurality of the votes cast by the shares entitled to vote in the election (i.e., the nominees receiving the greatest number of votes will be elected). Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. There is no class voting or cumulative voting with respect to the election of directors. Proposal Number Two relative to a Reverse Stock Split in a ratio of One for Two requires the affirmative vote of a majority of the outstanding shares of both Common Stock and Class A Common Stock, voting separately as a class. Abstentions and broker non-votes on this proposal will be counted for purposes of determining the number of shares present on the proposal but will not be counted as votes "for" the proposal. Therefore, abstentions and broker non-votes will have the same effect as votes against these proposals.

                          STOCK OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  As of March 31, 2002, only 10 persons were known to the Company to own beneficially more than five percent (5%) of the outstanding shares of the Common Stock or Class A Common Stock. The name and address of each such person, together with the number of shares owned and the percentage of outstanding shares that ownership represents, and information as to Common Stock and Class A Common Stock ownership of (i) each director, or nominee for director, of the Company, (ii) the Named Executives identified in the Summary Compensation Table, and (iii) the officers and directors of the Company as a group, in each case according to information received by the Company, are set forth below.

                         Number of Shares and             Percentage
                         Nature of Beneficial         Beneficially Owned  Percentage of
                         Ownership by Class(1)             by Class         Combined
                         ------------------------     ------------------- Voting Power
Names and Addresses      Common       Class A         Common   Class A       of Both
of Beneficial Owners      Stock    Common Stock       Stock  Common Stock    Classes
--------------------     -------   --------------     ------ ------------ -------------
Estate of John W.
Rollins.................       --       10,311,960(2)   --       43.4%        40.9%
One Rollins Plaza
Wilmington, DE 19803


                           Number of Shares and              Percentage
                           Nature of Beneficial          Beneficially Owned  Percentage of
                          Ownership by Class(1)               by Class         Combined
                          -------------------------      ------------------- Voting Power
Names and Addresses        Common        Class A         Common   Class A       of Both
of Beneficial Owners        Stock      Common Stock      Stock  Common Stock    Classes
--------------------      ---------    ------------      ------ ------------ -------------
Henry B. Tippie.........    192,000     3,000,000(2)(3)   1.3%      12.6%        12.0%
P.O. Box 26557
Austin, TX 78755

R. Randall Rollins......         --     2,030,000          --        8.5%         8.0%
2170 Piedmont Street, NE
Atlanta, GA 30301

Gary W. Rollins.........         --     2,030,000          --        8.5%         8.0%
2170 Piedmont Street, NE
Atlanta, GA 30301

Eugene W. Weaver........     37,500     2,117,000(4)      0.3%       8.9%         8.4%
570 Winturford Drive
West Chester, PA 19382

Jeffrey W. Rollins......     67,440(5)  1,253,975         0.5%       5.3%         5.0%
2200 Concord Pike, 14th
Floor
Wilmington, DE 19803

Melvin L. Joseph........     20,000       860,000         0.1%       3.6%         3.4%
RD #7, Box 218
Georgetown, DE 19947

Denis McGlynn...........     51,964       869,000(6)      0.4%       3.7%         3.5%
1131 North DuPont
Highway
Dover, DE 19901

John W. Rollins, Jr.....    193,800(7)    197,000         1.4%       0.8%         0.9%
2200 Concord Pike, 14th
Floor
Wilmington, DE 19803

Patrick J. Bagley.......      1,000            --          --         --           --
709 Kilburn Road
Wilmington, DE 19803

Robert M. Comollo.......     24,500            --         0.2%        --           --
1131 North DuPont
Highway
Dover, DE 19901

Klaus M. Belohoubek.....     19,485            --         0.1%        --           --
2200 Concord Pike, 15th
Floor
Wilmington, DE 19803

Edward J. Sutor.........     17,775            --         0.1%        --           --
1131 North DuPont
Highway
Dover, DE 19901

Timothy R. Horne........     26,890            --         0.2%        --           --
1131 North DuPont
Highway
Dover, DE 19901

Merrill Lynch Investment
Managers................  1,340,152            --         9.4%        --          0.5%
800 Scudders Mill Road
Plainsboro, NJ 08536


                           Number of Shares and       Percentage
                           Nature of Beneficial   Beneficially Owned  Percentage of
                          Ownership by Class(1)        by Class         Combined
                          ----------------------- ------------------- Voting Power
Names and Addresses        Common      Class A    Common   Class A       of Both
of Beneficial Owners       Stock    Common Stock  Stock  Common Stock    Classes
--------------------      --------- ------------- ------ ------------ -------------
Gabelli Asset
Management, Inc.........    737,500            --  5.2%        --          0.3%
One Corporate Center
Rye, NY 10580

Putnam Investments LLC..    730,000            --  5.1%        --          0.3%
One Post Office Square
Boston, MA 02109

Vanguard Group..........    722,700            --  5.1%        --          0.3%
P.O. Box 2600
Valley Forge, PA 19482-
2600

All Directors and           652,334    10,326,975  4.6%      43.5%        41.2%
Officers as a Group (12
persons)

--------
(1) Class A Common Stock is convertible, at any time, on a share-for-share basis into Common Stock at the option of the holder thereof. As a result, pursuant to Rule 13d of the Securities Exchange Act of 1934, a stockholder is deemed to have beneficial ownership of the shares of Common Stock which such stockholder may acquire upon conversion of the Class A Common Stock. In order to avoid overstatement, the amount of Common Stock beneficially owned does not take into account such shares of Common Stock which may be acquired upon conversion of the Class A Common Stock (an amount which is equal to the number of shares of Class A Common Stock held by a stockholder). The above numbers include the following shares of Common Stock subject to options granted under the Company's 1996 Stock Option Plan (the "Plan") which the listed beneficial owner has the right to acquire beneficial ownership as specified in Rule 13d of the Securities Exchange Act of 1934: Denis McGlynn, 51,764 shares; Edward J. Sutor, 13,255 shares; Timothy R. Horne, 26,390 shares; Klaus M. Belohoubek, 14,985 shares; and Robert M. Comollo, 12,500 shares; and all directors and officers as a group, 118,894 shares.
(2) Henry B. Tippie is the executor of the Estate of John W. Rollins, Sr. His individual holdings are listed separately from the holdings of the Estate.
(3) Includes 150,000 shares of Common Stock held by his wife and 42,000 shares of Common Stock held as Co-Trustee, as to which Mr. Tippie disclaims any beneficial interest.
(4) Includes 10,000 shares of Common Stock and 100,000 shares of Class A Common Stock held by his wife and 10,000 shares of Common Stock and 15,000 shares of Class A Common Stock held as Trustee, as to which Mr. Weaver disclaims any beneficial interest, and 600,000 shares of Class A Common Stock owned by a partnership over which Mr. Weaver has sole voting power, as to which Mr. Weaver disclaims beneficial interest in 76.14% of the partnership.
(5) Includes 21,550 shares of Common Stock owned by a limited liability corporation over which Mr. Rollins has sole voting and investment power.
(6) Includes 52,000 shares of Class A Common Stock held by his wife, as to which Mr. McGlynn disclaims any beneficial interest.
(7) Includes 900 shares of Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest.

                              PROPOSAL NUMBER ONE
                             ELECTION OF DIRECTORS

  Two individuals are to be elected at the Annual Meeting to serve as Class III Directors for a term of three years, and until the election and qualification of their successors. Six other individuals serve as directors but are not standing for re-election because their terms as directors extend past the Annual Meeting pursuant to provisions of the Company's Restated Certificate of Incorporation which provide for the election of directors for staggered terms, with each director serving a three year term.

  Unless a stockholder WITHHOLDS AUTHORITY, the proxy holders will vote FOR the election of each of the persons named below to a three year term as a director. Although the Board of Directors does not contemplate the possibility, in the event a nominee is not a candidate or is unable to serve as director at the time of the election, unless the stockholder WITHHOLDS AUTHORITY, the proxies will be voted for such nominee as is designated by the present Board of Directors to fill such vacancy.

  The name and age of each of the nominees, his principal occupation, and the period during which he has served as a Director are set forth below. Similar information is also provided for those directors whose terms expire in future years.

Names of                                                          Service as
Nominees                         Principal Occupation(1)           Director   Age
--------                         -----------------------         ------------ ---
Class III (Term Expires
 2005)

Denis McGlynn...........  President and Chief Executive Officer  1979 to date  56

Jeffrey W. Rollins......  Principal, Context Ventures, Inc., LLC 1993 to date  37

Names of Directors Whose
Terms Have Not Expired
------------------------
Class I (Term Expires
 2003)

Henry B. Tippie.........  Chairman of the Board; Chairman of the 1996 to date  75
                          Board and Chief Executive Officer,
                          Tippie Services, Inc.

R. Randall Rollins......  Chairman of the Board and Chief        1996 to date  70
                          Executive Officer, Rollins, Inc.;
                          Chairman of the Board and Chief
                          Executive Officer, RPC, Inc.

Patrick J. Bagley.......  Former Vice President--Finance,        1996 to date  55
                          Treasurer and Director, Rollins Truck
                          Leasing Corp.

Class II (Term Expires
 2004)

John W. Rollins, Jr.....  Former President, Chief Executive      1996 to date  59
                          Officer and Director, Rollins Truck
                          Leasing Corp.

Eugene W. Weaver........  Former Senior Vice President-          1971 to date  69
                          Administration

Melvin L. Joseph........  Vice President and Director of Auto    1969 to date  80
                          Racing, Dover International Speedway,
                          Inc.; President, Melvin Joseph
                          Construction Company

--------
(l) Except as noted, the nominees and other directors have held the positions of responsibility set out in the above column (but not necessarily their present titles) for more than five years. In addition to the directorships listed in the above column, the following individuals also serve on the board of directors of the following companies: Henry B. Tippie, Rollins, Inc., Safety-Kleen Corp., RPC, Inc. and Marine Products Corporation; R. Randall Rollins, SunTrust Banks Inc., SunTrust Banks of Georgia and Marine Products Corporation; John W. Rollins, Jr., Safety-Kleen Corp.; and Eugene W. Weaver, WSFS Financial Corp. Jeffrey W. Rollins co-founded Context Ventures, Inc., LLC, a firm that provides management and financial services, in 2001. From 1997 to 2001 he was Vice President-Development for Brandywine Center Management, L.L.C., a real estate management company. Previously he was Vice President of the Eastern Region of Rollins Environmental, Inc., now a subsidiary of Safety-Kleen. John W. Rollins, Jr., Patrick J. Bagley and Klaus M. Belohoubek were all executive officers of Matlack Systems, Inc. during 2001. Matlack Systems, Inc. was in the business of providing transportation services and is liquidating its holdings under the protection of Chapter 11 of the United States bankruptcy code. Dover International Speedway, Inc. is a wholly-owned subsidiary of the Company. Rollins Truck Leasing Corp. was merged into a subsidiary of Penske Truck Leasing Co., L.P. on February 28, 2001 and is engaged in the business of truck leasing. Rollins, Inc. is a consumer services company engaged in residential and commercial termite and pest control. Safety-Kleen Corp. is engaged in the business of industrial waste disposal. RPC, Inc. is engaged in oil and gas field services. Marine Products Corporation is engaged in boat manufacturing. WSFS Financial Corp., SunTrust Banks Inc., and SunTrust Banks of Georgia are all financial institutions. Tippie Services, Inc. provides management services. John W. Rollins, Jr. and Jeffrey W. Rollins are brothers. R. Randall Rollins is a cousin of John W. Rollins, Jr. and Jeffrey W. Rollins.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

  The Board of Directors held four regularly scheduled meetings during the year ended December 31, 2001. All meetings were attended by one hundred percent of the Board except for one meeting attended by eighty-nine percent of the Board.

  Audit Committee. The Audit Committee consists of Patrick J. Bagley, Chairman, R. Randall Rollins and Jeffrey W. Rollins. The Audit Committee held two meetings during the year ended December 31, 2001. The Committee's functions are described under the caption "Report of the Audit Committee."

  Executive Committee. The Executive Committee consists of Henry B. Tippie, Chairman, and Denis McGlynn. The Executive Committee held four meetings during the year ended December 31, 2001. The Executive Committee has the power to exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company in accordance with the provisions of the By-laws of the Company.

  Compensation and Stock Option Committee. The Compensation and Stock Option Committee consists of Henry B. Tippie, Chairman, and Patrick J. Bagley. The Compensation and Stock Option Committee held one meeting during the year ended December 31, 2001. The Committee establishes compensation and benefits for the Company's directors, officers and key employees and administers the Company's outstanding Stock Option Plans including the granting of options to various employees of the Company and its subsidiaries.

  The Company does not have a nominating committee of the Board of Directors.

                            DIRECTORS' COMPENSATION

  Directors who are not employees of the Company or any of its subsidiaries are each paid an annual retainer for Board service of $12,000, an attendance fee of $1,000 for each Board of Directors or committee meeting attended and, in addition to the Board of Directors or committee meeting attendance fees, the Chairman of the Board receives $3,000 per quarter and the Chairman of the Audit Committee receives $1,000 per quarter.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and the Performance Graph on page 9 shall not be incorporated by reference into any such filings.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee of the Board of Directors is established pursuant to the Company's Bylaws and the Audit Committee Charter adopted by the Board of Directors on April 28, 2000.

  Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Company's independent public accountants.

  Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the listing standards of the New York Stock Exchange.

  With respect to the year ended December 31, 2001, in addition to its other work, the Audit Committee:

  . Reviewed and discussed with the Company's management and the independent auditors the audited consolidated financial statements of the Company as of December 31, 2001 and for the year then ended;

  . Discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU380); and

  . Received from the independent auditors written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm's independence from the Company.

  Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company, as of December 31, 2001 and for the year then ended, be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. In giving this recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company's independent auditors with respect to such financial statements.

                                Audit Committee
                          Patrick J. Bagley, Chairman
                              R. Randall Rollins
                              Jeffrey W. Rollins

         REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE
                 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  During the fiscal year ending December 31, 2001, the members of the Compensation and Stock Option Committee of the Board of Directors held primary responsibility for determining executive compensation levels.

  The Company is engaged in a highly competitive industry. As a consequence, the Company views its ability to attract and retain qualified executives as the cornerstone of its future success. In order to accomplish this objective, the Company has endeavored to structure its executive compensation in a fashion that takes into account the Company's operating performance and the individual performance of the executive.

  Of necessity, this analysis is subjective in nature and not based upon a structured formula. The factors referred to above are not weighted in an exact fashion.

  Pursuant to the above compensation philosophy, the total annual compensation of executive officers of the Company is made up of one or more of three elements. The three elements are salary, an annual incentive and, in some years, grants of stock options.

  The salary of each executive officer is determined by the Compensation and Stock Option Committee. As previously stated, in making its determinations the Committee gives consideration to the Company's operating performance for the prior fiscal year and the individual executive's performance.

  The annual incentive compensation package for the executive officers is developed by the Chief Executive Officer of the Company prior to the end of each fiscal year and presented to the Committee for review, modification or approval. The package is based upon a performance formula for the ensuing fiscal year but its payment is within the discretion of the Chief Executive Officer based on each individual officer's performance.

  Awards under the Company's Stock Option Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. Grants are made under the Plan and the Plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock options, the Committee gives consideration to the overall performance of the Company and the performance of individual employees.

                               CEO COMPENSATION

  The CEO's compensation is determined by the Compensation and Stock Option Committee. As is the case with respect to the executive officers, the CEO's compensation is based upon the Company's operating performance and his individual performance. The CEO's compensation consists of the same three elements identified above with respect to executive officers: salary, an annual incentive, and, in some years, grants of stock options. The determination of salary and the award of stock options, if any, are subjective and not based upon any specific formula or guidelines. The determination of an annual incentive is based on the amount by which the Company's pre-tax earnings exceed a target established by the Committee prior to the beginning of the fiscal year. The target is revised annually. The CEO is not a member of the Committee and does not participate in the deliberations of the Committee when his salary or incentive is determined.

                    Compensation and Stock Option Committee
                           Henry B. Tippie--Chairman
                               Patrick J. Bagley

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based on its review of the copies of such forms received by it, the Company believes that during its fiscal year ended December 31, 2001, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                            COMMON STOCK PERFORMANCE

  The following graph reflects a comparison of the cumulative total stockholder return on the Company's Common Stock with the S&P Composite 500 Index and an index of peer companies selected by the Company consisting of companies engaged in the motorsports business. The peer group is comprised of the Company, Speedway Motorsports, Inc., International Speedway Corporation and Championship Auto Racing Teams, Inc. In addition, as required by Securities and Exchange Commission rules, the graph includes the peer group from last year's proxy statement ("Old Peer Group") which includes the following gaming companies:
Penn National Gaming, Inc., Argosy Gaming Company, The Sands Regent, President Casinos, Inc., Isle of Capri Casinos, Inc., Churchill Downs, Inc. and Pinnacle Entertainment, Inc. These have been dropped from the peer group due to the transfer of the Company's gaming operations to Dover Downs Gaming & Entertainment, Inc. and the March 31, 2002 spin-off of that entity to the Company's stockholders. The graph assumes that the value of the investment in the Company's common stock and each index was 100 at December 31, 1996 and all dividends were reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of any future return on the Company's common stock.


                COMPARISON OF 5 YEAR  CUMULATIVE TOTAL RETURN*
         AMONG DOVER DOWNS ENTERTAINMENT, INC., THE S & P 500 INDEX,
                    A NEW PEER GROUP AND AN OLD PEER GROUP

                                    [CHART]

                                        Cumulative Total Return
                        ----------------------------------------------
                        12/96   12/97   12/98   12/99   12/00   12/01
                        ------  ------  ------  ------  ------  ------
DOVER DOWNS
  ENTERTAINMENT, INC.   100.00  130.58  139.02  218.71  132.45  183.68
S & P 500               100.00  133.36  171.47  207.56  188.66  166.24
OLD PEER GROUP          100.00  112.22  108.61  151.54  131.24  158.17
NEW PEER GROUP          100.00  117.91  142.75  141.31  116.33  116.48
*$100 invested on 12/31/96 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following directors serve on the Company's Compensation and Stock Option
Committee: Henry B. Tippie, Chairman and Patrick J. Bagley. Henry B. Tippie is a non-employee director and, therefore, not an executive officer of the Company.

                            EXECUTIVE COMPENSATION

  Shown below is information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended June 30, 1999, June 30, 2000, the six months ended December 31, 2000, and the fiscal year ended December 31, 2001 of those persons who were, at December 31, 2001, (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose total annual salary exceeded $100,000 (the "Named Executives"):

                          SUMMARY COMPENSATION TABLE

                                                               Long Term Compensation
                                                             --------------------------
                                     Annual Compensation           Awards       Payouts
                                  -------------------------- ------------------ -------
                                                     Other   Restricted                 All Other
                                                     Annual    Stock     Stock   LTIP    Compen-
Name and Principal        Fiscal  Salary  Incentive Comp.(2) Awards(3)  Options Payouts  sation
Position                  Year(1)  $(4)       $        $         $      /SARs #    $        $
------------------        ------- ------- --------- -------- ---------- ------- ------- ---------
Denis McGlynn...........   12/01  400,000   50,000     --        --         --     --       --
President and Chief        12/00  200,000   63,661     --        --         --     --       --
Executive Officer           6/00  350,000  193,866     --        --     35,000     --       --
                            6/99  350,000  135,098     --        --     25,000     --       --

Edward J. Sutor.........   12/01  190,000   10,000     --        --         --     --       --
Executive Vice President   12/00   95,000   37,732     --        --         --     --       --
                            6/00  175,000   88,773     --        --     15,000     --       --

Timothy R. Horne........   12/01  175,000   25,000     --        --         --     --       --
Vice President--Finance
 and                       12/00   87,500   19,188     --        --         --     --       --
Chief Financial Officer     6/00  140,000   44,509     --        --     20,000     --       --
                            6/99  130,000   38,349     --        --     10,000     --       --

Klaus M. Belohoubek.....   12/01  222,000      --      --        --     30,000     --       --
Vice President--General
Counsel and Secretary

Robert M. Comollo.......   12/01  125,000   10,000     --        --         --     --       --
Treasurer                  12/00   62,500   11,513     --        --         --     --       --
                           6 /00  125,000   26,706     --        --      5,000     --       --
                            6/99  125,000   23,009     --        --      5,000     --       --

--------
(1) On January 19, 2001, the Company changed its fiscal year end from June 30 to December 31. Accordingly, the amounts for the fiscal year ending December 2000 reflect compensation for six months.
(2) The only type of Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting.
(3)  No awards have ever been made.
(4) The salary reported for Mr. Belohoubek represents full salary from March 1, 2001 to December 31, 2001 as Mr. Belohoubek's primary salary was paid by Rollins Truck Leasing Corp. prior to March 1, 2001 and the Company contracted for his services from Rollins Truck Leasing Corp. prior to March 1, 2001.

        OPTION AND STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR

  The following table sets forth stock options granted in the fiscal year ending December 31, 2001 to each of the Company's Named Executives. Employees of the Company and its subsidiaries are eligible for stock option grants based on individual performance. The Company did not issue any stock appreciation rights. The table also sets forth the hypothetical gains that would exist for the options at the end of their eight-year terms, assuming compound rates of stock appreciation of 0%, 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on the market price on the grant date.

                                                                    Potential Realizable
                                    Individual Grants(1)              Value at Assumed
                         ------------------------------------------    Annual Rates of
                                   % of Total                            Stock Price
                                    Options                           Appreciation for
                         Options   Granted To   Exercise               Option Term(2)
                         Granted   Employees     Price   Expiration ---------------------
Name                       (#)   in Fiscal Year  ($/Sh)     Date    0%     5%      10%
----                     ------- -------------- -------- ---------- --- -------- --------
Klaus M. Belohoubek..... 30,000       46.2%      $11.55   01/31/09   -- $165,438 $396,254
All employees as a
 group.................. 65,000      100.0%      $11.55   01/31/09   -- $358,450 $858,459

--------
(1) Options were granted on February 1, 2001. All options relate to shares of Common Stock.
(2) These amounts, based on assumed appreciation rates of 0% and the 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, nontransferability or phased-in vesting.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

  The following table summarizes option exercises for the fiscal year ending December 31, 2001 by the Company's Named Executives, and the value of the options held by such persons as of December 31, 2001. The Company has not granted and does not have any Stock Appreciation Rights outstanding.

                                                                                    Value of Unexercised
                                                          Number of Unexercised     In-the-Money Options
                         Shares Acquired     Value        Options at FY-End (#)       at FY-End ($)(1)
Name                     on Exercise (#) Realized($)(2) Exercisable/Unexercisable Exercisable/Unexercisable
----                     --------------- -------------- ------------------------- -------------------------
Denis McGlynn...........        --              --            51,764       71,764      351,995      295,508
Edward J. Sutor.........        --              --            13,255       36,745       20,764       82,343
Timothy R. Horne........        --              --            26,390       33,610      148,355      150,895
Klaus M. Belohoubek.....        --              --            12,750       50,250       16,119      156,182
Robert M. Comollo.......     10,000          49,750           12,500       11,500       76,406       53,982

--------
(1) The value of the Company's Common Stock on December 31, 2001 was $15.30 per share.
(2) Fair market value of underlying security at exercise date less the exercise price.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

  There were no Long-Term Incentive Plan Awards to the Named Executives during the fiscal year ended December 31, 2001.

                                 BENEFIT PLANS

Pension Plans

  The Company's Pension Plan is a non-contributory qualified employee defined benefit plan. All full time employees of the Company are eligible to participate in the Pension Plan. Up to September 30, 1989, retirement benefits were equal to the sum of from 1% to 1.8% of an employee's annual cash compensation for each year of service to age 65. Commencing October 1, 1989 and thereafter, retirement benefits are equal to the sum of 1.35% of earnings up to covered compensation, as that term is defined in the Plan, and 1.7% of earnings above covered compensation. Pensionable earnings includes regular salaries or wages, commissions, bonuses, overtime earnings and short-term disability income protection benefits.

  Retirement benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's benefits may be paid in certain alternative forms having actuarially equivalent values. Retirement benefits are fully vested after the completion of five years of credited service or, if earlier, upon reaching age 55. The maximum annual benefit under a qualified pension plan is currently $160,000 beginning at the Social Security retirement age (currently age 65).

  The Company maintains a non-qualified, defined benefit plan, called the Excess Benefit Plan, which covers those participants of the Pension Plan whose benefits are limited by the Internal Revenue Code. A participant in the Excess Benefit Plan is entitled to a benefit equaling the difference between the amount of the benefit payable without limitation and the amount of the benefit payable under the Pension Plan.

  Annual pension benefit projections for the Named Executives assume: (a) that the participant remains in the service of the Company until age 65; (b) that the participant's earnings continue at the same rate as paid in the fiscal year ended December 31, 2001 during the remainder of his service until age 65; and (c) that the Plans continue without substantial modification. Mr. Sutor has resigned from the Company in order to assume the position of Executive Vice President of Dover Downs Gaming & Entertainment, Inc. and, therefore, his benefit projection reflects the discontinuation of benefit accruals under the Plan.

  The estimated annual benefit at retirement for each of the following Named Executives of the Company is: Denis McGlynn, $70,459; Edward J. Sutor, $4,030; Timothy R. Horne, $52,221; Klaus M. Belohoubek, $66,431; and Robert M. Comollo, $39,438.

401(k) Retirement Plan

  The Company has a deferred compensation plan pursuant to section 401(k) of the Internal Revenue Code for all its full time employees who have completed ninety (90) days of service. Covered employees may contribute up to 15% of their compensation for each calendar year. In addition, the Company contributes up to an additional 100% of the first $250 of compensation contributed by any covered employee to the plan. An employee's maximum annual contribution to the plan is $11,000. All contributions are funded currently.

                              PROPOSAL NUMBER TWO
                        AUTHORIZATION FOR THE BOARD TO
                         EFFECT A REVERSE STOCK SPLIT
                           IN A RATIO OF ONE FOR TWO

General

  The Company's stockholders are being asked to act upon a proposal to authorize the Board of Directors to effect a reverse stock split of one (1) new share of Common Stock for each two (2) existing shares of Common Stock and one (1) new share of Class A Common Stock for each two (2) existing shares of Class A Common Stock (the "Reverse Stock Split") at any time prior to the Company's 2003 Annual Meeting of Stockholders, depending upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and its stockholders. The Board of Directors has approved the Reverse Stock Split and has directed that the Reverse Stock Split be submitted to the Company's stockholders for approval.

  If the Reverse Stock Split is approved by the stockholders of the Company at its 2002 Annual Meeting, the Reverse Stock Split will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and its stockholders, based on factors, including the marketability and liquidity of the Common Stock, prevailing market conditions, the likely effect on the market price of the Common Stock, and other relevant factors.

  If approved by the stockholders of the Company, the Reverse Stock Split would become effective on any date (the "Effective Date") selected by the Board of Directors on or prior to the Company's 2003 Annual Meeting of Stockholders. If the Reverse Stock Split is not effected by such date, the Board of Directors will take action to abandon the Reverse Stock Split.

  The complete text of the resolutions of the Board of Directors authorizing the Amendment to the Company's Certificate of Incorporation required for the Reverse Stock Split is set forth in Exhibit A to this Proxy Statement; however, such text is subject to amendment to include such changes as may be required by the Delaware Secretary of State. If the Reverse Stock Split is approved by the requisite vote of the Company's stockholders, upon filing of the Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State on the Effective Date, the Reverse Stock Split will be effective, and each two shares of the Common Stock or Class A Common Stock issued and outstanding immediately prior thereto (the "Old Stock") will be automatically converted into and reclassified as one share of the Company's Common Stock or Class A Common Stock, as appropriate (the "New Stock"); provided, however, that no fractional shares of New Stock will be issued as a result of the Reverse Stock Split. Each holder of Old Stock who would otherwise be entitled to receive a fractional share of New Stock will receive cash in lieu of such fractional share of New Stock in an amount equal to the product obtained by multiplying (a) the closing price of the Common Stock as reported on the New York Stock Exchange on the trading day immediately preceding the Effective Date by (b) the number of shares of Old Stock held by such holder that would otherwise have been exchanged for such fractional share interest.

Exchange of Certificates

  Shortly after the Effective Date, stockholders will be asked to surrender certificates representing shares of Old Stock in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. The Company will instruct its transfer agent to act as its exchange agent (the "Exchange Agent") and to act for holders of Common Stock and Class A Common Stock in implementing the exchange of their certificates. Upon the surrender of certificates representing Old Stock, certificates representing shares of New Stock will be issued and forwarded to the stockholders (and cash in lieu of any fractional share interests); however, each certificate representing shares of Old Stock will continue to be valid and represent the number of shares of New Stock equal to one-half of the number of shares of Old Stock (and cash in lieu of any fractional shares, as described above). For shares of Old Stock held by a stockholder in a brokerage account in "street name", the conversion and reclassification will be handled electronically with no action necessary on the part of the stockholder.

Purposes of the Reverse Stock Split

  The Board of Directors believes that the Reverse Stock Split is desirable for several reasons. The Reverse Stock Split is intended to enhance the acceptability of the Common Stock by the financial community and the investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split is anticipated initially to increase proportionally the per share market price of the Common Stock.

  The Company's Common Stock is listed for trading on the New York Stock Exchange. On April 19, 2002, the reported closing price of the Common Stock on the New York Stock Exchange was $8.75 per share. The

Board believes that a decrease in the number of shares of Common Stock outstanding may increase the trading price of such shares to a price more appropriate for a security listed on the New York Stock Exchange, although no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split.

  Although, the Company has not experienced identifiable problems in the marketability and liquidity of its Common Stock, the Board believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios.

  A variety of brokerage house practices tend to discourage individual brokers from dealing with lower priced stocks. Some of those practices pertain to the payment of broker's commissions and to procedures that make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The Reverse Stock Split could result in a price level for the Common Stock that would minimize, to some extent, the effect of brokerage house practices and the impact of trading commissions on the market for the Common Stock. However, as a result of the Reverse Stock Split, stockholders who now own "round lots" may hold "odd lots" and, as a result, may be subject to increased transaction costs on the sale of their Common Stock.

  There can be no assurance that the market price per share of the Common Stock after the Reverse Stock Split will be two times the market price per share of the Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there can be no assurance that the market for the Common Stock will be improved. Stockholders should note that the Board of Directors cannot predict what effect the Reverse Stock Split will have on the market price or liquidity of the Common Stock.

Certain Effects of the Reverse Stock Split

  The Reverse Stock Split will be effected by means of filing the Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State. Assuming approval of the Reverse Stock Split by the requisite vote of the stockholders at the 2002 Annual Meeting, the Amendment to the Company's Certificate of Incorporation will be filed with the Delaware Secretary of State as promptly as practicable after a determination by the Board of Directors to proceed with the Reverse Stock Split, and the Reverse Stock Split will become effective on the date of such filing.

  After giving effect to the settlement of fractional shares of Common Stock, there will be no differences between the rights of the shares of Common Stock and Class A Common Stock outstanding prior to the Reverse Stock Split and those outstanding after the Reverse Stock Split is effected. The relative voting power of Class A Common Stock to the voting power of the Common Stock will be the same as existed immediately prior to the Reverse Stock Split. The Company's currently outstanding options will be equitably adjusted so that the number of shares of Common Stock so optioned will be decreased by one-half and the exercise price increased by a factor of two. No officer, director or affiliate of the Company is expected to derive any benefit from the Reverse Stock Split other than the benefits that would be enjoyed by any other person holding the same number of shares.

  Consummation of the Reverse Stock Split will result in a decrease in the Company's authorized capital stock from 131,000,000 shares to 66,000,000 shares: consisting of 37,500,000 shares of Common Stock, 27,500,000 shares of Class A Common Stock, and 1,000,000 shares of Preferred Stock. The number of authorized shares of Common Stock and Class A Common Stock was reduced by a factor of two since the Reverse Stock Split will reduce the number of outstanding shares by a factor of two. The par value of the New Stock will remain at $.10 per share following the Reverse Stock Split. As a consequence, the aggregate par value of the New Stock will be reduced, while the aggregate capital in excess of par value attributable to such stock for statutory and accounting purposes will be correspondingly increased. This increase in capital in excess of par value will be treated as capital for statutory purposes.

  As of March 31, 2002, there were approximately 14,284,252 shares of Common Stock and 23,769,085 shares of Class A Common Stock outstanding, held of record by 1,228 holders. Following the Reverse Stock Split, the Company estimates that it will have 7,142,126 shares of Common Stock and 11,884,542 shares of Class A Common Stock outstanding, held of record by substantially the same number of holders. The Company's Common Stock will continue to be registered under the Securities Exchange Act of 1934, as amended, and the Company will remain obligated to comply with the reporting obligations of such Act.

Federal Income Tax Consequences of the Reverse Stock Split

  The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company believes that the Reverse Stock Split will have the following federal income tax effects:

  1. A stockholder will not recognize gain or loss on the exchange of Old Stock for New Stock. In the aggregate, the stockholder's basis in shares of New Stock will equal his basis in shares of Old Stock.

  2. A stockholder's holding period for tax purposes for shares of New Stock will be the same as the holding period for tax purposes of the shares of Old Stock exchanged therefor.

  3. The Company will not recognize any gain or loss as a result of the Reverse Stock Split.

  4. To the extent a stockholder receives cash from the Company in lieu of a fractional share of New Stock, the stockholder will be treated for tax purposes as though he sold the fractional share. Such a stockholder will recognize a gain equal to the excess of (i) his cash distribution over (ii) his tax basis in the fractional share deemed sold. If the stockholder's tax basis in the fractional share deemed sold exceeds his cash distribution, the stockholder will recognize a loss.

  The foregoing discussion regarding the tax consequences of the split is limited to federal income taxes, is provided for informational purposes only and is not based upon the opinion of legal counsel or other tax experts. The Company recommends that stockholders discuss the federal, state and local tax consequences of the split with their own tax advisors.

Vote Required

  The approval of the Reverse Stock Split requires the affirmative vote of a majority of the outstanding shares of Common Stock, voting separately as a class, and the affirmative vote of a majority of the outstanding shares of Class A Common Stock, voting separately as a class. The enclosed form of proxy provides a means for stockholders to vote for the approval of this proposal, to vote against the approval of this proposal or to abstain from voting with regard to the approval of this proposal. Each properly executed proxy received in time for the 2002 Annual Meeting will be voted as specified therein. If a stockholder executes and returns a proxy but does not specify otherwise, the shares represented by such proxy will be voted "FOR" the approval of this proposal.

No Dissenter's Rights

  Stockholders have no right under Delaware law to appraisal or dissenter's rights relative to the Reverse Stock Split.

  THE BOARD RECOMMENDS A VOTE FOR THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT IN A RATIO OF ONE FOR TWO PURSUANT TO THE RESOLUTIONS SET FORTH IN EXHIBIT A TO THIS PROXY STATEMENT.

                                   AUDITORS

  The Board of Directors has not selected or recommended the name of an independent public accounting firm for approval or ratification by the stockholders. The Board of Directors believes that it will be in the best interests of the stockholders if it is free to make such determination based upon all factors that are then relevant.

  KPMG LLP served as the Company's auditors for the fiscal year ended December 31, 2001. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement should such representative so desire. Such representative also will be available to answer questions from stockholders.

  During the fiscal year ended December 31, 2001, KPMG LLP's services rendered to the Company consisted of auditing the Company's consolidated financial statements. In this capacity, KPMG LLP performed such tests of the Company's accounting records and other auditing procedures as were required by generally accepted auditing standards.

Audit Fees

  Fees billed by KPMG LLP for the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2001 and review of its quarterly reports for that fiscal year were $81,000.

Financial Information Systems Design and Implementation Fees

  KPMG LLP did not provide the Company with any professional services in connection with financial information systems design and implementation.

All Other Fees

  Fees billed by KPMG LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were $316,345, of which $66,345 were for tax consulting services and benefit plan audits and approximately $250,000 were for auditing the financial statements of Dover Downs Gaming & Entertainment, Inc. in connection with its spin-off to the stockholders of the Company and for reviewing the Securities and Exchange Commission filings required in connection therewith.

  The Audit Committee of the Board of Directors considered whether the provision of the services described above under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" was compatible with maintaining KPMG LLP's independence.

                             STOCKHOLDER PROPOSALS

  Appropriate proposals of eligible stockholders (an eligible stockholder must be a record or beneficial owner of at least l% or $2,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year) intended to be presented at the Company's next Annual Meeting of Stockholders must be received by the Company no later than December 27, 2002 for inclusion in the Proxy Statement and form of proxy relating to that meeting. Stockholders are also advised to review the Company's By-laws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.

                                 MISCELLANEOUS

  ON WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL STOCKHOLDER OF THE COMPANY, THE COMPANY WILL PROVIDE, FREE OF CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, WHICH INCLUDES THE FINANCIAL STATEMENTS. REQUESTS FOR A COPY OF FORM 10-K SHOULD BE MADE IN WRITING AND ADDRESSED TO:

    TIMOTHY R. HORNE
    VICE PRESIDENT--FINANCE and CHIEF FINANCIAL OFFICER
    DOVER MOTORSPORTS, INC.
    P. O. BOX 843
    DOVER, DE 19903

  THE COMPANY WILL CHARGE REASONABLE OUT-OF-POCKET EXPENSES FOR THE REPRODUCTION OF EXHIBITS TO FORM 10-K SHOULD A STOCKHOLDER REQUEST COPIES OF SUCH EXHIBITS.

  The Company's Annual Report as of and for the fiscal year ended December 31, 2001 is being provided to stockholders with this proxy statement.

  The Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Klaus M. Belohoubek,
                                          Vice President-General Counsel and
                                           Secretary

Dover, Delaware
April 26, 2002

                                   EXHIBIT A

                        REVERSE STOCK SPLIT RESOLUTIONS

  RESOLVED, that the Company's Board of Directors has determined that it would be advisable to effect a one for two reverse stock split of its Common Stock and Class A Common Stock (the "Reverse Stock Split") and shall submit a proposal to that effect to its stockholders for their approval; and

  FURTHER RESOLVED, that, subject to obtaining stockholder approval at the Company's 2002 Annual Meeting of Stockholders, but prior to the Company's 2003 Annual Meeting of Stockholders, the Company's Certificate of Incorporation shall be amended by filing with the Delaware Secretary of State a Certificate of Amendment (the "Amendment") in the following form, which Amendment includes in its text certain additional resolutions adopted by this Board:

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                            DOVER MOTORSPORTS, INC.

  Dover Motorsports, Inc., a corporation organized and existing under and by virtue of
   the General Corporation law of the State of Delaware (the "Corporation");

  DOES HEREBY CERTIFY:

    FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, and declaring that such amendment is advisable and that such amendment should be submitted to the stockholders of the Corporation for approval. Resolutions setting forth the proposed amendment follow:

      RESOLVED, that paragraph (a) of Article Fourth of the Certificate of Incorporation of this Corporation be amended in its entirety to read as follows.

        "(a) Authorized Capital. The total number of shares of stock which the Corporation shall have authority to issue is 66,000,000 shares, consisting of: 37,500,000 shares of Common Stock, which shares shall have a par value of $.10 per share; 27,500,000 shares of Class A Common Stock, which shares shall have a par value of $.10 per share; and 1,000,000 shares of Preferred Stock, which shares shall have a par value of $.10 per share Upon the effective date of this Amendment (the "Effective Date") each two shares of Common Stock or Class A Common Stock outstanding immediately prior to the Effective Date (the "Old Stock") shall be automatically converted into and reclassified as one share of Common Stock or Class A Common Stock, as appropriate (the "New Stock") subject to the required settlement of fractional shares. The Corporation shall (i) issue one share of New Stock for every two shares of Old Stock outstanding and (ii) pay cash in lieu of any fraction of a share of New Stock which any stockholder would otherwise receive. The settlement amount for fractional shares of New Stock shall be equal to the product obtained by multiplying (i) the closing sale price per share for the Old Stock on the New York Stock Exchange on the trading day immediately preceding the Effective Date by (ii) the number of shares of Old Stock that would otherwise have been exchanged for such fractional share interest of New Stock. From and after the Effective Date, certificates representing shares of Old Stock shall be deemed to represent only the right to receive shares of New Stock and cash in lieu of any fractional share of New Stock to which an individual stockholder would otherwise be entitled.

        Stockholders shall be required to deliver the certificates representing their shares of the Old Stock outstanding immediately prior to the Effective Date, upon which the Corporation shall, through its exchange agent, issue certificates representing shares of New Stock, and shall deliver a check for the amount necessary to pay for any fraction of a whole share of New Stock.

        From and after the Effective Date, the amount of capital represented by the shares of the New Stock into which and for which the shares of the Old Common Stock are converted and reclassified under the terms of this Amendment shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

      RESOLVED, that the Board of Directors of the Corporation is hereby authorized to adopt any further resolutions adjusting the capital accounts of the Corporation as, in its judgment, shall be in the best interests of the Corporation; and

      RESOLVED, that the officers of the Corporation are hereby authorized and directed to do all other things and execute and file all documents, including amendments to the Corporation's Certificate of Incorporation, which in their sole judgment are deemed to be necessary and proper to carry out the intent of the foregoing resolutions.

    SECOND: Thereafter, pursuant to resolutions of the Corporation's Board of Directors, the Amendment was submitted to the stockholders of the Corporation for approval at a Meeting of Stockholders, and such meeting was called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware. The necessary number of shares as required by statute were voted in favor of the Amendment.

    THIRD: The Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Klaus M. Belohoubek, its Vice President--General
  Counsel, as of this    day of       , 2002.

                                          DOVER MOTORSPORTS, INC.

                                          By __________________________________
                                                    Klaus M. Belohoubek
                                             Vice President--General Counsel

  FURTHER RESOLVED, that text of the above Amendment is subject to amendment to include any changes as may be required by the Delaware Secretary of State; that the Amendment shall be filed as promptly as practicable after a determination by the Board of Directors to proceed with the Reverse Stock Split; and that at any time prior to the filing of the Amendment and notwithstanding authorization of the Amendment by the stockholders of the Company, the Board of Directors may abandon the Amendment without further action by the stockholders.

                             DOVER MOTORSPORTS, INC.

  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

                       WEDNESDAY, MAY, 22, 2002, 9:00 A.M.

     The undersigned hereby constitutes and appoints Henry B. Tippie and Denis McGlynn, and each of them jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock and Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May, 22, 2002 at 9:00 A.M., Rollins Center, Dover Downs Hotel and Conference Center, 1131 N. DuPont Highway, Dover, Delaware, or at any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 26, 2002, as follows:

                               (Mark only one box)

1.   ELECTION OF DIRECTORS

Nominees: Denis McGlynn and Jeffrey W. Rollins

[_] VOTE FOR all nominees listed above; except vote withheld from following nominee (if any):

     ---------------------------------------------------------------------------

[_]  VOTE WITHHELD FROM all nominees.


2. AUTHORIZATION FOR BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT IN A RATIO OF ONE FOR TWO


[_]  VOTE FOR Reverse Stock Split:


[_]  VOTE AGAINST Reverse Stock Split:


[_]  ABSTAIN FROM VOTING:


3. At their discretion, upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

                                     (OVER)

                           (CONTINUED FROM OTHER SIDE)


     The undersigned acknowledges receipt of the aforesaid Notice of Annual Meeting and Proxy Statement, each dated April 26, 2002, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOVER MOTORSPORTS, INC. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR BOTH PROPOSALS 1 AND 2.


                            Please sign below, date and return promptly.


                                    Signature(s) of Stockholder(s)


                                             DATED:           , 2002
                                                   -----------

                            Signature(s) should conform to name(s) and title(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title(s) on signing.

NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES